CHINA VOIP & DIGITAL TELECOM, INC. SUBSIDIARY TO INTEGRATE VOIP WITH IBM’S MEDIUM AND SMALL SIZE ENTERPRISE MANAGEMENT SERVICE PACKAGE

Jinan Yinquan Technology Co. Ltd signs exclusive distribution agreement with IBM distributor in China

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HENDERSON, NV, January 16, 2007 – – –Jinan Yinquan Technology Co., Ltd., a wholly owned subsidiary of China VoIP & Digital Telecom Inc. (OTCBB:CVDT)   today announced it has signed an exclusive distribution agreement with IBM (NYSE:IBM) China Distributor, Beijing Lanyu Chuangjie Technology Co., Ltd. (Lanyu). Lanyu is the exclusive distributor for IBM’s Medium and Small Size Enterprise Management Service Package (IBM MSEMSP) in the People’s Republic of China.

Under the terms of the agreement, Jinan, a leading provider of Voice over Internet Protocol services (VoIP), will be responsible for the distribution of (IBM MSEMSP) in Shandong Province.  IBM MSEMSP is a client relations management software system designed for medium and small businesses.

“We plan on incorporating our VoIP system into the IBM MSEMSP, said Li Kunwu, President and CEO of China VoIP & Digital Telecom Inc.  “We will then offer business customers an integrated service package with multiple applications. IBM MSEMSP clients will have an opportunity to take advantage of the convenience and cost effectiveness of our VoIP system.”

Kunwu said that the agreement will not only provide Jinan Yinquan with a significant source of  revenue through the sale of the software package but also access to a fertile database of business customers which can be introduced to Jinan Yinquan products and services.

Jinan Yinquan currently services three provinces and 19 cities with Shandong Province its primary base of operations.  Short- and long-term plans call for the expansion throughout China.

The Company’s proprietary NP Soft Switch IP telephone system enables users to access Voice over the Internet Protocol (VoIP) services allowing customers to use the system to make telephone calls to anyone in the world at a much lower cost than standard telephone rates.

About IBM

For more information visit, www.ibm.com.

About China VoIP & Digital Telecom Inc.

China VoIP & Digital Telecom Inc. offers Voice over the Internet Protocol service in the People’s Republic of China through its wholly owned subsidiary Jinan Yinquan Technology Co. Ltd.  Through Jinan Yinquan, China VoIP is well positioned to take full advantage of the tremendous economic growth currently being experienced in China.  The Company is currently marketing its NP Soft Switch system in China and is currently in the testing stage of other Information Technology products.  The Company currently has 30 employees and is located in the Shandong Province, People’s Republic of China.

More information can be found at www.chinavoip-telecom.com.

Notice Regarding Forward Looking Statements

Statements regarding the Company's business which are not historical facts are “forward-looking statements” that involve risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Forward looking statements in this press release include that we plan on incorporating our VoIP system into the IBM MSEMSP; that we will then offer business customers an integrated service package with multiple applications. IBM MSEMSP clients will have an opportunity to take advantage of the convenience and cost effectiveness of our VoIP system; that the agreement will not only provide Jinan Yinquan with a significant source of  revenue through the sale of the software package but also access to a fertile database of business customers which can be introduced to Jinan Yinquan products and services; and the Company’s proprietary NP Soft Switch IP telephone system enables users to access Voice over the Internet Protocol (VoIP) services allowing customers to use the system to make telephone calls to anyone in the world at a much lower cost than standard telephone rates. Actual results may differ materially from those currently anticipated due to a number of factors as we may find that our products must compete with cheaper or better products; we may not be able to retain key employees; a bigger market may not develop for our products and we may not be able to continue to attract new customers; we may face litigation if our technology fails to work when required; our intellectual property may be attacked and defeated in court proceedings; our patent filings may be rejected by the patent offices; other companies may discover and develop better or cheaper technologies that would render our products obsolete; we may not have sufficient funding to further develop and/or market our technology; and we may face regulatory issues in trying to expand throughout China. There are also country risks associated with investing in China, including currency fluctuation, repatriation of capital, and potential regulatory hurdles. Readers are directed to the China VoIP & Digital Telecom Inc. reports as filed with the U.S. Securities and Exchange Commission from time to time, including but not limited to its 8-K filed November 13, 2006 under our prior name Crawford Lake Mining Inc. which outlined the company’s current business for further information and factors that may affect China VoIP & Digital Telecom Inc.’s business and results of operations. China VoIP & Digital Telecom Inc. undertakes no obligations to publicly update any forward-looking statements to reflect future events or circumstances.

Contact:

Peter Nasca

Peter Nasca Associates, Inc.

954-473-0677

pnasca@pnapr.com